Exhibit 99.1
NEWS RELEASE

For More Information Contact:	For Release — October 25, 2005
J. Downey Bridgwater, President & Chief
Executive Officer, (713) 507-2670
Stephen C. Raffaele, Executive Vice
President & Chief Financial Officer, (713) 507-7408
STERLING BANCSHARES REPORTS THIRD QUARTER 2005 EARNINGS
Net Income of $8.7 Million; Diluted EPS of $0.19 Including Costs Related to the
Acquisition of Prestonwood Bancshares, Inc.
HOUSTON, TX, October 25, 2005 — Sterling Bancshares, Inc. (NASDAQ: SBIB) today reported net income of $8.7 million for the third quarter ended September 30, 2005, a 34% increase compared to $6.5 million reported for the third quarter of 2004. Earnings were $0.19 per diluted share for the third quarter of 2005, up from $0.14 per diluted share for the third quarter of 2004. Net income for the third quarter of 2005 included after-tax acquisition costs of $540 thousand or $0.01 per diluted share.
Net income for the nine months ended September 30, 2005 was $25.0 million, or $0.55 per diluted share, compared with $18.8 million, or $0.42 per diluted share earned for the same period in 2004. Net income for the nine months ended September 30, 2004, included after-tax net gains on the sales of securities of $3.0 million or $0.07 per diluted share and after-tax impairment charges on certain bank properties of $721 thousand or $0.02 per diluted share.
“Our improved performance this year continued into the third quarter of 2005 with meaningful progress reflected in our efficiency ratio and earnings,” commented J. Downey Bridgwater, Sterling’s President and Chief Executive Officer. “The acquisition of The Oaks Bank & Trust Company on September 30, 2005 doubled our Dallas presence in both assets and locations. We remain excited about the opportunities for growth in Houston, San Antonio and Dallas.”
The Company completed its acquisition of Dallas, Texas-based Prestonwood Bancshares, Inc. (“Prestonwood”), and its subsidiary, The Oaks Bank & Trust Company (“The Oaks Bank”), on September 30, 2005. The Oaks Bank operates five banking offices in Dallas and had assets of approximately $128 million, loans of $75 million, and deposits of $118 million at quarter-end. The results of operations for this acquisition will be included in the Company’s financial results for the entire fourth quarter of 2005. The acquisition of Prestonwood had little impact on average balances in the third quarter of 2005.
Period-end total loans increased $116.9 million during the third quarter to $2.7 billion at September 30, 2005, up $474.1 million or 21.3% since September 30, 2004. During the third quarter of 2005, the Company sold $51.8 million of performing commercial real estate loans as a part of its wholesale capital markets operations. Average loans held for investment were $2.6 billion for the third quarter of 2005, up $90.8 million or 3.6% linked-quarter and up $419.7 million or 19.4% from the third quarter of 2004.
Period-end total deposits increased $163.8 million to $2.8 billion at September 30, 2005, up 6.3% on a linked-quarter basis. Average total deposits were up $191.8 million or 8.0% in the third quarter of 2005 compared with the third quarter of 2004. The Company’s non-interest bearing deposits increased $94.3 million or 11.3% on average in the third quarter of 2005 compared with

Sterling Bancshares, Inc., News Release
October 25, 2005

the third quarter of 2004. At September 30, 2005, non-interest bearing deposits were 37% of total deposits, a ratio above many of the Company’s industry peers.
The allowance for loan losses at September 30, 2005 was $31.2 million and represented 1.16% of total period-end loans, down from 1.25% at June 30, 2005. The Company provided $4.6 million for credit losses in the third quarter of 2005 compared with $2.1 million for the same quarter of 2004. At September 30, 2005, nonperforming assets were $25.2 million or 0.93% of total loans and foreclosed properties compared to $20.2 million or 0.78% at June 30, 2005. Net charge-offs for the nine months ended September 30, 2005 were 0.53% annualized of average total loans compared with 0.69% annualized for the same period of 2004.
Net interest income for the third quarter of 2005 was $39.7 million, up 16.1% compared to the third quarter of 2004, driven primarily by loan growth. The Company’s net interest margin for the nine months ended September 30, 2005 was 4.79% compared with the 4.62% margin for the same period in 2004. The Company’s net interest margin has benefited from the gradual increases in short-term interest rates over the past fifteen months. This favorable impact has been partially mitigated by a flatter interest rate yield curve and higher rates paid on borrowings and deposits.
Noninterest income was $7.0 million in the third quarter of 2005, up $182 thousand as compared with the third quarter of last year. Noninterest expense for the third quarter of 2005 was $29.3 million, down $141 thousand as compared with the third quarter of 2004. Noninterest expense for the third quarter of 2005 included pre-tax acquisition costs of $831 thousand. Salaries and employee benefits decreased $1.2 million in the third quarter of 2005 as compared with the same period in 2004 principally from the reduction of staffing levels through attrition. The Company added 35 full-time equivalent employees in the acquisition of Prestonwood on September 30, 2005. Professional fees increased $537 thousand in the third quarter of 2005 compared to the same period in 2004 due, in part, to increased consulting fees for the Company’s compliance efforts. The Company’s efficiency ratio improved to 62.77% for 2005’s third quarter compared with 71.80% for the same period of 2004, a decrease of 903 basis points.
At September 30, 2005, Sterling had total assets of $3.7 billion, total loans of $2.7 billion and total deposits of $2.8 billion. Shareholders’ equity of $329.2 million at September 30, 2005 was 8.83% of total assets. Book value per common share at period-end was $7.25.
Conference Call
Management will host a conference call for investors and analysts that will be broadcast live via telephone and over the Internet on Tuesday, October 25, 2005 at 11:00 a.m. Eastern Time. To participate, visit the Investor Relations section of the Company’s web site at www.banksterling.com or call (847) 619-6398. An audio archive of the call will also be available on the web site beginning Wednesday, October 26, 2005.
Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are based on beliefs and assumptions of management at the time that this release was prepared. The Company does not assume any obligation to update the forward-looking statements. There are several factors, many beyond our control that could cause our results to differ significantly from expectations including our ability to integrate acquisitions and realize

Sterling Bancshares, Inc., News Release
October 25, 2005

expected cost savings and revenue enhancements from acquisitions; adverse changes in the loan portfolio and the resulting credit risk-related losses and expenses; potential inadequacy of our allowance for credit losses; our ability to maintain or improve origination volumes and competitive influences on product pricing. Additional factors can be found in the Company’s 2004 Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s web site (www.sec.gov).
About Sterling Bancshares
Sterling Bancshares, Inc., is a Houston-based bank holding company with total assets of $3.7 billion, which operates 41 banking offices in the greater metro areas of Houston, San Antonio, and Dallas, Texas. These cities are the 4th, 8th and 9th largest in the United States, respectively, based on population. The Company’s common stock is traded through the NASDAQ National Market System under the symbol “SBIB”.
–Tables to follow–

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands, except for per share data)

	Quarter Ended			Year-to-date
	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
	2005	2005	2004	2005	2004
Profitability
Net Income	$8,686	$8,516	$6,486	$24,960	$18,793

Earnings per common share (1)
Basic	$0.19	$0.19	$0.14	$0.55	$0.42
Diluted	$0.19	$0.19	$0.14	$0.55	$0.42

Return on average common equity (2)	10.41%	10.55%	8.51%	10.28%	8.36%

Return on average assets (2)	0.96%	0.97%	0.82%	0.95%	0.80%

Net interest margin	4.78%	4.75%	4.74%	4.79%	4.62%

Efficiency ratio	62.77%	65.13%	71.80%	64.66%	71.20%

Liquidity and Capital Ratios
Average loans to average deposits	99.70%	98.09%	90.36%	98.05%	88.41%
Period-end stockholders’ equity to total assets	8.83%	9.06%	9.50%	8.83%	9.50%
Average stockholders’ equity to average assets	9.19%	9.18%	9.67%	9.26%	9.54%
Period-end tangible capital to total tangible assets	6.62%	7.41%	7.66%	6.62%	7.66%
Tier 1 capital to risk-weighted assets	9.93%	11.05%	12.34%	9.93%	12.34%
Total capital to risk-weighted assets	12.34%	13.64%	15.23%	12.34%	15.23%
Tier 1 leverage ratio (Tier 1 capital to average assets)	9.21%	9.85%	10.42%	9.21%	10.42%

Other Data
Shares used in computing earnings per common share
Basic shares	45,362	45,250	44,881	45,255	44,793
Diluted shares	45,860	45,713	45,360	45,713	45,259
End of period common shares outstanding	45,392	45,283	44,917	45,392	44,917
Book value per common share at period-end
Total	$7.25	$7.19	$6.84	$7.25	$6.84
Tangible	$5.31	$5.77	$5.40	$5.31	$5.40
Cash dividends paid per common share	$0.06	$0.06	$0.05	$0.18	$0.15
Common stock dividend payout ratio	31.33%	31.88%	34.59%	32.62%	35.74%
Full-time equivalent employees	984	951	994	984	994
Number of banking offices	41	35	36	41	36

STERLING BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(dollars in thousands)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2005	2005	2005	2004	2004
ASSETS
Cash and cash equivalents	$136,391	$90,679	$103,774	$88,439	$94,802
Interest-bearing deposits in financial institutions	199	199	1,067	595	1,175
Trading assets	21,019	15,556	13,639	36,720	123,880
Available-for-sale securities, at fair value	520,381	573,564	554,054	540,704	531,702
Held-to-maturity securities, at amortized cost	114,819	120,656	119,704	117,414	78,087

Loans held for sale	10,779	9,195	10,611	6,881	7,036
Loans held for investment	2,689,745	2,574,450	2,436,426	2,338,096	2,219,397

Total loans	2,700,524	2,583,645	2,447,037	2,344,977	2,226,433
Allowance for loan losses	(31,227)	(32,209)	(30,760)	(29,406)	(26,823)

Loans, net	2,669,297	2,551,436	2,416,277	2,315,571	2,199,610

Premises and equipment, net	38,863	38,299	39,126	40,171	41,683
Real estate acquired by foreclosure	635	1,472	957	1,536	3,731
Goodwill	84,490	62,480	62,480	62,480	62,480
Core deposit intangibles, net	3,756	1,625	1,727	1,839	1,954
Accrued interest receivable	14,443	13,476	12,759	11,964	10,986
Other assets	125,731	121,991	119,825	119,463	85,095

TOTAL ASSETS	$3,730,024	$3,591,433	$3,445,389	$3,336,896	$3,235,185

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest-bearing demand	$1,031,366	$928,564	$888,384	$884,017	$879,125
Interest-bearing demand	974,629	961,134	995,462	970,281	919,822
Certificates and other time deposits	763,014	715,482	610,017	589,669	593,236

Total deposits	2,769,009	2,605,180	2,493,863	2,443,967	2,392,183
Short-term borrowings	473,050	503,725	476,315	420,575	377,750
Subordinated debt	46,635	47,956	46,027	47,162	47,360
Junior subordinated debt	82,475	82,475	82,475	82,475	82,475
Accrued interest payable and other liabilities	29,675	26,739	31,801	29,545	28,052

Total liabilities	3,400,844	3,266,075	3,130,481	3,023,724	2,927,820

COMMITMENTS AND CONTINGENCIES	—	—	—	—	—

SHAREHOLDERS’ EQUITY
Convertible preferred stock	—	—	—	—	20
Common stock	45,392	45,283	45,217	45,068	44,917
Capital surplus	57,905	56,973	55,976	54,522	51,565
Retained earnings	230,631	224,667	218,865	213,814	209,893
Accumulated other comprehensive income (loss), net of tax	(4,748)	(1,565)	(5,150)	(232)	970

Total shareholders’ equity	329,180	325,358	314,908	313,172	307,365

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,730,024	$3,591,433	$3,445,389	$3,336,896	$3,235,185

STERLING BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(dollars in thousands, except for per share data)

	Quarter Ended					Year-to-date
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
	2005	2005	2005	2004	2004	2005	2004
Interest income:
Loans, including fees	$47,248	$43,634	$39,881	$37,131	$34,635	$130,763	$100,892
Securities:
Taxable	6,404	6,345	6,155	5,750	5,560	18,904	15,557
Non-taxable	604	612	628	603	520	1,844	1,439
Trading assets	259	322	312	1,032	1,084	893	3,537
Federal funds sold	59	122	37	33	25	218	68
Deposits in financial institutions	24	6	9	11	13	39	44

Total interest income	54,598	51,041	47,022	44,560	41,837	152,661	121,537

Interest expense:
Demand and savings deposits	2,145	1,853	1,774	1,513	1,239	5,772	3,272
Certificates and other time deposits	5,572	4,669	3,372	3,048	3,006	13,613	9,646
Short-term borrowings	4,498	3,669	2,690	1,849	1,047	10,857	2,314
Subordinated debt	950	882	813	773	704	2,645	1,971
Junior subordinated debt	1,746	1,722	1,690	1,667	1,646	5,158	4,884

Total interest expense	14,911	12,795	10,339	8,850	7,642	38,045	22,0887

Net interest income	39,687	38,246	36,683	35,710	34,195	114,616	99,450
Provision for credit losses	4,565	3,221	3,340	3,854	2,115	11,126	8,396

Net interest income after provision for credit losses	35,122	35,025	33,343	31,856	32,080	103,490	91,054

Noninterest income:
Customer service fees	2,840	2,888	2,992	3,432	3,687	8,720	11,503
Net gain (loss) on trading assets	34	(11)	109	(743)	(216)	132	269
Net gain (loss) on the sale of securities	6	(31)	85	360	310	60	4,581
Net gain on sale of loans	626	417	257	342	418	1,300	638
Other	3,447	3,225	3,231	2,761	2,572	9,903	7,757

Total noninterest income	6,953	6,488	6,674	6,152	6,771	20,115	24,748

Noninterest expense:
Salaries and employee benefits	16,356	16,938	17,181	15,900	17,510	50,475	52,372
Occupancy expense	3,841	3,909	3,642	4,041	3,945	11,392	11,285
Technology	1,409	1,381	1,214	1,559	1,643	4,004	4,568
Professional fees	1,870	1,630	1,296	3,209	1,333	4,796	3,790
Postage, delivery and supplies	809	778	750	742	746	2,337	2,437
Marketing	542	617	645	282	250	1,804	1,175
Core deposit intangibles amortization	102	102	112	114	125	316	372
Acquisition costs	831	—	—	—	—	831	—
Other noninterest expense	3,514	3,779	3,863	5,083	3,863	11,156	12,434

Total noninterest expense	29,274	29,134	28,703	30,930	29,415	87,111	88,433

Income before income taxes	12,801	12,379	11,314	7,078	9,436	36,494	27,369
Provision for income taxes	4,115	3,863	3,556	908	2,950	11,534	8,576

Net Income	$8,686	$8,516	$7,758	$6,170	$6,486	$24,960	$18,793

Earnings per share (1):
Basic	$0.19	$0.19	$0.17	$0.14	$0.14	$0.55	$0.42

Diluted	$0.19	$0.19	$0.17	$0.14	$0.14	$0.55	$0.42

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended
	Sep. 30,			Jun. 30,
	2005			2005
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate

Interest-Earning Assets:
Loan held for sale	$10,788	$212	7.80%	$11,448	$200	7.02%
Loans held for investment:
Taxable	2,579,501	46,999	7.23%	2,488,633	43,395	6.99%
Non-taxable	2,316	37	6.29%	2,343	39	6.65%
Securities:
Taxable	608,671	6,404	4.17%	616,753	6,345	4.13%
Non-taxable	62,069	604	3.86%	62,945	612	3.90%
Trading assets	24,027	259	4.27%	28,944	322	4.46%
Federal funds sold	6,983	59	3.34%	16,880	122	2.89%
Deposits in financial institutions	2,698	24	3.54%	770	6	3.18%

Total interest-earnings assets	3,297,053	54,598	6.57%	3,228,716	51,041	6.34%

Noninterest-earning assets	306,589			297,519

Total Assets	$3,603,642			$3,526,235

Interest-Bearing Liabilities:
Deposits:
Demand and savings	$948,507	$2,145	0.90%	$959,832	$1,853	0.77%
Certificates and other time	723,113	5,572	3.06%	680,948	4,669	2.75%
Short-term borrowings	514,155	4,498	3.47%	493,464	3,669	2.98%
Subordinated debt	47,417	950	7.95%	46,985	882	7.53%
Junior subordinated debt	82,475	1,746	8.40%	82,475	1,722	8.37%

Total interest-bearing liabilities	2,315,667	14,911	2.55%	2,263,704	12,795	2.27%

Noninterest-bearing sources:
Noninterest-bearing liabilities	956,840			938,770
Shareholders’ equity	331,135			323,761

Total Liabilities and Shareholders’ Equity	$3,603,642			$3,526,235

Net Interest Income & Margin		$39,687	4.78%		$38,246	4.75%

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Year-to-date
	Sep. 30,			Sep. 30,
	2005			2004
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate

Interest-Earning Assets:
Loan held for sale	$10,138	$559	7.37%	$11,721	$619	7.06%
Loans held for investment:
Taxable	2,479,256	130,063	7.01%	2,148,655	100,078	6.22%
Non-taxable	2,579	141	7.29%	4,068	195	6.40%
Securities:
Taxable	607,830	18,904	4.16%	525,889	15,557	3.95%
Non-taxable	63,317	1,844	3.89%	44,491	1,439	4.32%
Trading assets	26,905	893	4.44%	130,089	3,537	3.63%
Federal funds sold	10,048	218	2.90%	9,193	68	0.98%
Deposits in financial institutions	1,568	39	3.35%	1,608	44	3.68%

Total interest-earnings assets	3,201,641	152,661	6.38%	2,875,714	121,537	5.65%

Noninterest-earning assets	304,012			276,634

Total Assets	$3,505,653			$3,152,348

Interest-Bearing Liabilities:
Deposits:
Demand and savings	$972,343	$5,772	0.79%	$945,246	$3,272	0.46%
Certificates and other time	665,778	13,613	2.73%	682,133	9,646	1.89%
Short-term borrowings	482,003	10,857	3.01%	243,632	2,314	1.27%
Subordinated debt	47,154	2,645	7.50%	46,437	1,971	5.67%
Junior subordinated debt	82,475	5,158	8.36%	82,475	4,884	7.91%

Total interest-bearing liabilities	2,249,753	38,045	2.26%	1,999,923	22,087	1.48%
Noninterest-bearing sources:
Noninterest-bearing liabilities	931,435			851,829
Shareholders’ equity	324,465			300,596

Total Liabilities and Shareholders’ Equity	$3,505,653			$3,152,348

Net Interest Income & Margin		$114,616	4.79%		$99,450	4.62%

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2005	2005	2005	2004	2004
Condensed Average Balance Sheet
Loans held for sale	$10,788	$11,448	$8,150	$6,228	$14,356
Loans held for investment	2,581,817	2,490,976	2,370,389	2,263,094	2,162,146

Total loans	2,592,605	2,502,424	2,378,539	2,269,322	2,176,502
Available-for-sale securities, at fair value	552,219	560,235	547,276	536,686	513,620
Held-to-maturity securities, at amortized cost	118,521	119,463	115,640	94,179	55,506
Trading assets	24,027	28,944	27,786	106,950	113,252
Other earning assets	9,681	17,650	7,494	9,205	8,451

Total earning assets	3,297,053	3,228,716	3,076,735	3,016,342	2,867,331
Goodwill	62,737	62,480	62,480	62,480	62,481
Core deposit intangibles, net	1,590	1,668	1,774	1,887	2,010
All other non-interest earning assets	242,262	233,371	243,691	225,362	208,206

Total assets	$3,603,642	$3,526,235	$3,384,680	$3,306,071	$3,140,028

Noninterest-bearing demand	$928,828	$910,448	$870,059	$882,977	$834,566
Interest bearing deposits:
Interest-bearing demand	948,507	959,832	1,009,359	1,008,152	959,840
Jumbo certificates of deposits	459,549	425,169	355,212	351,941	351,370
Regular certificates of deposit	217,086	214,676	199,929	200,427	203,460
Brokered certificates of deposit	46,478	41,103	36,689	23,764	59,411

Total deposits	2,600,448	2,551,228	2,471,248	2,467,261	2,408,647
Short-term borrowings	514,155	493,464	437,547	368,600	270,682
Subordinated debt	47,417	46,985	47,056	47,274	45,905
Junior subordinated debt	82,475	82,475	82,475	82,475	82,475
Accrued interest payable and other liabilities	28,012	28,322	27,996	28,166	28,816

Total liabilities	3,272,507	3,202,474	3,066,322	2,993,776	2,836,525
Total shareholders’ equity	331,135	323,761	318,358	312,295	303,503

Total liabilities and shareholders’ equity	$3,603,642	$3,526,235	$3,384,680	$3,306,071	$3,140,028

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2005	2005	2005	2004	2004
Period-end Loans:
Loans held for sale	$10,779	$9,195	$10,611	$6,881	$7,036
Loans held for investment:
Commercial and industrial	776,597	758,209	727,813	703,994	643,926
Real Estate:
Commercial	1,191,592	1,177,495	1,099,982	1,047,110	991,160
Construction and development	447,422	392,057	360,869	330,156	310,416
Residential mortgage	195,862	177,978	178,380	183,839	190,072
Consumer/other	78,272	68,711	69,382	72,997	83,823

Loans held for investment	2,689,745	2,574,450	2,436,426	2,338,096	2,219,397

Total period-end loans	$2,700,524	$2,583,645	$2,447,037	$2,344,977	$2,226,433

Period-End Deposits:
Noninterest-bearing demand	$1,031,366	$928,564	$888,384	$884,017	$879,125
Interest-bearing demand	974,629	961,134	995,462	970,281	919,822
Certificates and other time deposits:
Jumbo	476,307	451,394	365,405	345,785	344,560
Regular	223,765	221,325	200,481	197,561	202,572
Brokered	62,942	42,763	44,131	46,323	46,104

Total period-end deposits	$2,769,009	$2,605,180	$2,493,863	$2,443,967	$2,392,183

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended					Year-to-date
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
	2005	2005	2005	2004	2004	2005	2004
Allowance For Credit Losses
Allowance for loan losses at beginning of period	$32,209	$30,760	$29,406	$26,823	$26,129	$29,407	$30,722
Charge-offs:
Commercial, financial and industrial	6,192	1,881	1,339	1,315	1,570	9,412	9,050
Real estate, mortgage and construction	163	1,065	511	190	201	1,739	3,215
Consumer	333	323	515	374	355	1,171	1,072

Total charge-offs	6,688	3,269	2,365	1,879	2,126	12,322	13,337

Recoveries:
Commercial, financial and industrial	420	721	313	208	568	1,454	1,886
Real estate, mortgage and construction	97	605	5	53	6	707	106
Consumer	78	83	69	37	67	230	186

Total Recoveries	595	1,409	387	298	641	2,391	2,178

Net charge-offs	6,093	1,860	1,978	1,581	1,485	9,931	11,159
Allowance for credit losses associated with acquired institutions	761	—	—	—	—	761	—
Provision for loan losses	4,350	3,309	3,332	4,164	2,179	10,991	7,260

Allowance for loan losses at end of period	$31,227	$32,209	$30,760	$29,406	$26,823	$31,227	$26,823

Reserve for unfunded loan commitments at beginning of period	746	834	826	1,136	1,200	826	—
Provision for losses on commitments	215	(88)	8	(310)	(64)	135	1,136

Reserve for unfunded loan commitments at ending of period	961	746	834	826	1,136	961	1,136

Total allowance for credit losses	$32,188	$32,955	$31,594	$30,232	$27,959	$32,188	$27,959

Nonperforming Assets
Nonperforming loans:
Nonaccrual	$24,113	$18,450	$17,860	$20,605	$12,028	$24,113	$12,028
Restructured	49	51	—	—	—	49	—
Real estate acquired by foreclosure	635	1,472	957	1,536	3,731	635	3,731
Other repossessed assets	331	232	226	216	552	331	552

Total nonperforming assets	$25,128	$20,205	$19,043	$22,357	$16,311	$25,128	$16,311

Potential problem loans	$62,356	$58,817	$58,257	$54,293	$62,417	$62,356	$62,417

Accruing loans past due 90 days or more	$403	$1,629	$1,910	$2,395	$1,195	$403	$1,195

Ratios
Period-end allowance for credit losses to period-end loans	1.19%	1.28%	1.29%	1.29%	1.26%	1.19%	1.26%
Period-end allowance for loan losses to period-end loans	1.16%	1.25%	1.26%	1.25%	1.20%	1.16%	1.20%
Period-end allowance for loan losses to nonperforming loans	129.24%	174.09%	172.23%	142.71%	223.00%	129.24%	223.00%
Nonperforming assets to period-end loans and foreclosed assets	0.93%	0.78%	0.78%	0.95%	0.73%	0.93%	0.73%
Nonperforming loans to period-end loans	0.89%	0.72%	0.73%	0.88%	0.54%	0.89%	0.54%
Nonperforming assets to period-end assets	0.67%	0.56%	0.55%	0.67%	0.50%	0.67%	0.50%
Net charge-offs to average loans (2)	0.93%	0.30%	0.34%	0.28%	0.27%	0.53%	0.69%

STERLING BANCSHARES, INC.
FOOTNOTES TO EARNINGS RELEASE

(1)	Earnings per share in each quarter is computed individually using the weighted-average number of shares outstanding during that quarter while earnings per share for the full period is computed using the weighted-average number of shares outstanding during the year. Thus, the sum for the quarters does not necessarily equal the full period and net income earnings per share.

(2)	Interim periods annualized.